Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE REPORTS THIRD-QUARTER 2015 EARNINGS IN LINE WITH GUIDANCE

Rockford, Michigan, October 20, 2015 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the third quarter ended September 12, 2015. Adjusted financial results exclude restructuring and impairment and acquisition-related integration costs.

“We again delivered earnings in line with our expectations for the quarter, while continuing to fuel our long-term strategic investments,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “Our earnings performance is a testament to the power of our diversified brand portfolio and disciplined business model and our ability to deliver solid results in a challenging global macroeconomic environment. Looking ahead, the Company remains focused on accelerating the growth of our brands around the world through product innovation and deepening our consumer connections through our demand creation investment strategy.”

THIRD-QUARTER 2015 REVIEW

•
Adjusted diluted earnings per share were $0.48, in line with guidance, compared to an adjusted $0.63 per share in the prior year. Reported diluted earnings per share were $0.44, compared to $0.57 per share in the prior year.

•	Gross margin was 40.0%, better than projected and flat with the prior year's gross margin despite challenging foreign exchange headwinds.

•
Adjusted operating margin of 11.9% was better than expected but 190 basis points lower than the prior year, due primarily to planned incremental brand investment and higher pension expense. Reported operating margin was 11.2%.

•
Adjusted revenue grew 0.7% after adjusting for the impact of foreign exchange, retail store closures and termination of the Patagonia license agreement. On a reported basis, revenue was $678.9 million, a decline of 4.5% versus the prior year.

•	Marketing spend increased approximately 26% versus the prior year as the Company continued its incremental demand-creation investment strategy.

•	Cash and cash equivalents were $196.4 million. Net debt was $629.2 million, a reduction of $235.9 million from the same period last year.

•	Inventories were $495.5 million, representing a 6.3% increase versus the prior year.

•	The Company repurchased $6.7 million of its common stock in the quarter.

“We are pleased to deliver a strong earnings performance in light of softer-than-expected revenue for the quarter,” stated Mike Stornant, Senior Vice President and Chief Financial Officer. "The Company also delivered better-than-expected gross margin in the quarter, despite very challenging foreign currency headwinds in many key international markets.  Our operating margin was also well ahead of our expectation, benefiting from continued discipline over discretionary spending without compromising our demand creation investments, and we continued to generate positive cash flow.”

FISCAL 2015 GUIDANCE
Certain trends and conditions experienced during the third quarter are now expected to continue and to put pressure on the Company's top line performance during the fourth quarter of fiscal 2015. As a result, the Company is updating its full-year guidance as follows:

•
After adjusting for the estimated impact of foreign exchange, retail store closures and the termination of the Patagonia license agreement, revenue growth is expected in the range of approximately 2.1% to 2.8% versus the prior year. Reported revenue is expected in the range of $2.69 billion to $2.71 billion, representing a decline in the range of approximately 2.6% to 1.8% versus the prior year.

•	Adjusted diluted earnings per share is expected to be in the range of $1.44 to $1.47. Constant currency adjusted diluted earnings per share is expected in the range of $1.57 to $1.60.

The Company now expects to incur total pre-tax charges of approximately $50 million to $54 million related to the previously announced Strategic Realignment Plan, exit of the Cushe business, certain organizational changes across the business and debt extinguishment costs from the debt refinancing. Of this amount, $26 million was recorded in fiscal 2014, and $25 million is expected to be incurred in fiscal 2015 with the balance of the charges to be recorded in fiscal 2016.  As a result, reported diluted earnings per share in fiscal 2015 is expected in the range of $1.28 to $1.31.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding expected 2015 financial performance, 2015 investment plans and benefits, future growth plans and future benefits resulting from strategic initiatives. In addition, words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the impact of financial and credit markets on the Company, its suppliers and customers; changes in interest rates, tax laws, duties, tariffs, quotas, or applicable assessments in countries of import and export; changes in consumer preferences, spending patterns, buying patterns, price sensitivity or demand for the Company’s products; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; the risk of impairment to goodwill and other intangibles; cancellation of orders for future delivery; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; changes in relationships with, including the loss of, significant customers; the financial strength of the Company’s customers, distributors and licensees; risks related to the significant investment in, and performance of, the Company’s consumer-direct business; the impact of regulation, regulatory or legal proceedings and legal compliance risks; the cost, availability, and management of raw materials, inventories, services and labor for owned and contract manufacturers; currency fluctuations; currency restrictions; the risks of doing business in developing countries and politically or economically volatile areas; changes in national, regional or global economic and market conditions; the impact of seasonality and unpredictable weather conditions; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses and implementing new initiatives and ventures; the success of the Company’s consumer-direct realignment initiatives; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 12, 2015	September 6, 2014	September 12, 2015	September 6, 2014
Revenue	$678.9	$711.1	$1,940.4	$1,952.2
Cost of goods sold	407.2	426.3	1,160.9	1,165.4
Restructuring costs	—	0.1	—	0.6
Gross profit	271.7	284.7	779.5	786.2
Gross margin	40.0%	40.0%	40.2%	40.3%

Selling, general and administrative expenses	191.0	186.8	584.9	568.1
Acquisition-related integration costs	—	2.3	—	6.4
Restructuring and impairment costs	4.8	8.0	7.5	11.4
Operating expenses	195.8	197.1	592.4	585.9
Operating expenses as a % of revenue	28.8%	27.7%	30.5%	30.0%

Operating profit	75.9	87.6	187.1	200.3
Operating margin	11.2%	12.3%	9.6%	10.3%

Interest expense, net	9.0	10.0	27.5	31.4
Debt extinguishment costs	1.6	—	1.6	—
Other expense (income), net	0.5	(0.3)	1.3	0.5
	11.1	9.7	30.4	31.9
Earnings before income taxes	64.8	77.9	156.7	168.4

Income tax expense	18.8	20.0	45.4	45.7
Effective tax rate	29.0%	25.7%	29.0%	27.1%

Net earnings	46.0	57.9	111.3	122.7

Less: net earnings attributable to noncontrolling interest	0.2	0.1	0.1	0.3
Net earnings attributable to Wolverine World Wide, Inc.	$45.8	$57.8	$111.2	$122.4
Diluted earnings per share	$0.44	$0.57	$1.08	$1.20

Supplemental information:
Net earnings used to calculate diluted earnings per share	$45.0	$56.7	$109.3	$120.2
Shares used to calculate earnings per share	101.3	100.0	101.2	100.0
Weighted average shares outstanding	103.0	101.6	102.9	101.3

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	September 12, 2015	September 6, 2014
ASSETS
Cash and cash equivalents	$196.4	$231.5
Accounts receivables, net	374.6	483.9
Inventories, net	495.5	466.3
Other current assets	67.7	67.3
Total current assets	1,134.2	1,249.0
Property, plant and equipment, net	144.3	141.5
Goodwill and other indefinite-lived intangibles	1,120.0	1,134.4
Other non-current assets	189.7	202.8
Total assets	$2,588.2	$2,727.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$352.1	$310.6
Current maturities of long-term debt	11.2	51.6
Total current liabilities	363.3	362.2
Long-term debt	814.4	1,045.0
Other non-current liabilities	383.9	354.3
Stockholders' equity	1,026.6	966.2
Total liabilities and stockholders' equity	$2,588.2	$2,727.7

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	36 Weeks Ended
	September 12, 2015	September 6, 2014
OPERATING ACTIVITIES:
Net earnings	$111.3	$122.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	32.8	37.1
Stock-based compensation expense	17.4	17.1
Excess tax benefits from stock-based compensation	(4.5)	(4.0)
Pension expense	19.3	8.9
Debt extinguishment costs	1.6	—
Restructuring and impairment costs	7.5	12.0
Other	(10.1)	2.1
Changes in operating assets and liabilities	(65.5)	(81.2)
Net cash provided by operating activities	109.8	114.7

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(28.6)	(21.4)
Investment in joint venture	—	(0.7)
Other	(4.3)	(2.2)
Net cash used in investing activities	(32.9)	(24.3)

FINANCING ACTIVITIES:
Borrowings of long-term debt	450.0	—
Payments on long-term debt	(525.2)	(54.1)
Payments of debt issuance costs	(2.4)	—
Cash dividends paid	(18.3)	(18.0)
Purchase of common stock for treasury	(12.6)	—
Purchases of shares under employee stock plans	(7.6)	(10.1)
Proceeds from the exercise of stock options	12.8	4.9
Excess tax benefits from stock-based compensation	4.5	4.0
Net cash used in financing activities	(98.8)	(73.3)

Effect of foreign exchange rate changes	(5.5)	0.2
(Decrease) increase in cash and cash equivalents	(27.4)	17.3

Cash and cash equivalents at beginning of the year	223.8	214.2
Cash and cash equivalents at end of the period	$196.4	$231.5

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL 2015 Q3 REPORTED REVENUE TO
ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis Fiscal 2015 Q3	Foreign Exchange Impact	Fiscal 2015 Q3 Constant Currency Basis	GAAP Basis Fiscal 2014 Q3	Constant Currency Growth	Reported Growth

Revenue:
Lifestyle Group	$250.6	$3.8	$254.4	$277.9	(8.5)%	(9.8)%
Performance Group	249.1	11.5	260.6	257.1	1.4	(3.1)
Heritage Group	150.2	4.7	154.9	151.3	2.4	(0.7)
Other	29.0	—	29.0	24.8	16.9	16.9
Total	$678.9	$20.0	$698.9	$711.1	(1.7)%	(4.5)%

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2015 Q3	$0.44	$0.04	$0.48

Fiscal 2014 Q3	$0.57	$0.06	$0.63

(1)
Fiscal 2015 Q3 Adjustments include restructuring and impairment costs and debt extinguishment costs. Fiscal 2014 Q3 Adjustments include restructuring and impairment costs and acquisition-related integration costs.

RECONCILIATION OF REPORTED OPERATING
PROFIT TO ADJUSTED OPERATING PROFIT*
(Unaudited)
(In millions)

	GAAP Basis Operating Profit	Adjustments (1)	As Adjusted Operating Profit

Fiscal 2015 Q3	$75.9	$4.8	$80.7

Operating margin	11.2%		11.9%

Fiscal 2014 Q3	$87.6	$10.4	$98.0

Operating margin	12.3%		13.8%

(1)	Fiscal 2015 Q3 Adjustments include restructuring and impairment costs. Fiscal 2014 Q3 Adjustments include restructuring and impairment costs and acquisition-related integration costs.

RECONCILIATION OF FISCAL 2015 Q3 REPORTED REVENUE
GROWTH TO ADJUSTED REVENUE GROWTH*
(Unaudited)
(In millions)

	GAAP Basis Revenue	Foreign Exchange Impact	Adjustments (1)	As Adjusted Revenue

Fiscal 2015 Q3	$678.9	$20.0		$698.9

Fiscal 2014 Q3	$711.1		$(17.2)	$693.9

Revenue Growth	(4.5)%			0.7%

(1)	Fiscal 2014 Q3 Adjustments include the impact from planned retail store closures associated with the Strategic Realignment Plan and the termination of the Patagonia license agreement.

RECONCILIATION OF REPORTED DEBT TO NET DEBT*
(Unaudited)
(In millions)

	Fiscal 2015 Q3	Fiscal 2014 Q3

GAAP reported debt	$825.6	$1,096.6
Cash and cash equivalents	(196.4)	(231.5)
Net debt	$629.2	$865.1

RECONCILIATION OF FISCAL 2015 FULL-YEAR REPORTED REVENUE GROWTH
GUIDANCE TO ADJUSTED REVENUE GROWTH GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	As Adjusted Full-Year Revenue

Fiscal 2015 Revenue Guidance	$ 2,690 - 2,710	$67.0		$ 2,757 - 2,777
Fiscal 2014 Revenue	$2,761.1		$(59.8)	$2,701.3
Percentage growth	(2.6) - (1.8)%			2.1 - 2.8%

(1)	Adjustments include the impact from planned retail store closures associated with the Strategic Realignment Plan and the termination of the Patagonia license agreement.

RECONCILIATION OF FISCAL 2015 FULL-YEAR REPORTED DILUTED
EPS GUIDANCE TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2015 Guidance	Adjustments (1)	As Adjusted Full-Year 2015 Guidance

Diluted earnings per share	$ 1.28 - 1.31	$0.16	$ 1.44 - 1.47

(1)	Fiscal 2015 Full-Year Guidance Adjustments include estimated restructuring and impairment costs and debt extinguishment costs.

RECONCILIATION OF FISCAL 2015 FULL-YEAR ADJUSTED DILUTED EPS GUIDANCE
TO ADJUSTED DILUTED EPS GUIDANCE ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted Full-Year 2015 Guidance	Foreign Exchange Impact	As Adjusted Full-Year 2015 Guidance Constant Currency Basis

Diluted earnings per share	$ 1.44 - 1.47	$0.13	$ 1.57 - 1.60

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if acquisition-related integration costs, restructuring and impairment costs and debt extinguishment costs were excluded.  The Company also describes the revenue impact from planned retail store closures associated with the Strategic Realignment Plan and the termination of the Patagonia license agreement. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. The Company has defined net debt as debt less cash and cash equivalents.  The Company believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.